                                          Modified Guarantee Annuity Application
                        Application to John Hancock Life Insurance Company for a
                                             Deferred Modified Guarantee Annuity
     John Hancock (R)

Complete this application and mail to:                           Overnight Mail:
John Hancock, Annuity New Business,          John Hancock, Annuity New Business,
1 John Hancock Way, Suite 1500,           529 Main Street, Charlestown, MA 02129
Boston, MA  02217-1500

 For help with this application or for more information, please contact us at [1-800-824-0335]
-----------------------------------------------------------------------------------------------------------------------------------
1 Who is the Participant?
Name                                                                      Male     Female    Social Security # or Tax I.D. #
                                                                          [_]        [_]
------------------------------------------------------------------------------------------------------------------------------------
Street Address                                                            City                      State             Zip

------------------------------------------------------------------------------------------------------------------------------------
Home Telephone                                     Business Telephone                               Date of Birth

------------------------------------------------------------------------------------------------------------------------------------
2 Who is the Joint Participant?  (Please complete if there is a Joint Participant.)
Name                                                                      Male     Female    Social Security # or Tax I.D. #
                                                                          [_]        [_]
------------------------------------------------------------------------------------------------------------------------------------
Street Address                                                            City                      State             Zip

------------------------------------------------------------------------------------------------------------------------------------
Home Telephone                                     Business Telephone                               Date of Birth

------------------------------------------------------------------------------------------------------------------------------------
3 Who is the Proposed Annuitant?  (Please complete if the Proposed Annuitant is not the Participant)
Name                                                                      Male     Female    Social Security # or Tax I.D. #
                                                                          [_]        [_]
------------------------------------------------------------------------------------------------------------------------------------
Street Address                                                            City                      State             Zip

------------------------------------------------------------------------------------------------------------------------------------
Home Telephone                                     Business Telephone                               Date of Birth

------------------------------------------------------------------------------------------------------------------------------------
4 Who will be the Beneficiary(ies) of the Certificate?
PRIMARY:

------------------------------------------------------------------------------------------------------------------------------------
Name (First, Middle, Last)                Address (Street, City, State, Zip Code)           Relationship to Annuitant % of Proceeds
PRIMARY:


------------------------------------------------------------------------------------------------------------------------------------
Name (First, Middle, Last)                Address (Street, City, State, Zip Code)           Relationship to Annuitant % of Proceeds
CONTINGENT:


------------------------------------------------------------------------------------------------------------------------------------
Name (First, Middle, Last)                Address (Street, City, State, Zip Code)           Relationship to Annuitant % of Proceeds
------------------------------------------------------------------------------------------------------------------------------------
                              If no Beneficiary(ies) are listed then the Beneficiary will be the Annuitants estate.
------------------------------------------------------------------------------------------------------------------------------------
5 Please send statements and notices to the following:
[_] Annuitant                                         [_] Participant                       [_] Other*
*If Other, please indicate name and address:
------------------------------------------------------------------------------------------------------------------------------------
6 What type of Annuity are you Purchasing?  (Please complete the Special Forms Required for IRAs and 1035 Exchanges)
[_] Non Qualified          [_] Direct Transfer        [_] Roth IRA                          [_] SEP IRA
[_] SIMPLE IRA             [_] IRA Rollover           [_] 1035(a) Tax Free Exchange
[_] If Qualified Plan, please indicate tax year: _______________
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
7   What is the Date of Maturity (Annuity Commencement Date)?
[_] 95/th/ Birthday                                     [_] 90/th/ Birthday                 [_] Other _________(maximum age is 95)
               If Date of Maturity is not elected, the Date of Maturity will be the Annuitant's 95/th/ birthday.
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
8 Method of Payment                      (Special tax rules apply to IRA contributions.)
Payment:
The payment of $____________________ will be paid by:
[_] Check payable to John Hancock Life Insurance Company                                   [_] Wire Transfer

[_] Other
-----------------------------------------------------------------------------------------------------------------------------------
9 What would you like your Initial Guarantee Period to be?

All guarantee periods are subject to availability.  Please select Guarantee Period(s) below and the percent of Initial Premium you would like allocated to each Guarantee Period selected.  Percentages must be whole and equal 100%.
       Interest Rate:  Percent of Initial Premium                Interest Rate:  Percent of Initial Premium
[_] 1 Year:   __________  _______________                        [_] 6 Years:   __________  _______________
[_] 2 Years:  __________  _______________                        [ ] 7 Years:   __________  _______________
[_] 3 Years:  __________  _______________                        [_] 8 Years:   __________  _______________
[_] 4 Years:  __________  _______________                        [_] 9 Years:   __________  _______________
[_] 5 Years:  __________  _______________                        [_] 10 Years:  __________  _______________
-----------------------------------------------------------------------------------------------------------------------------------
10 What is the Effective Date of this Certificate?
-----------------------------------------------------------------------------------------------------------------------------------
EFFECTIVE DATE:_______/_______/_______
-----------------------------------------------------------------------------------------------------------------------------------
11 What riders would you like to elect with this annuity?
(only available at time of issue)                                         Age, other restrictions, and other limitations may apply.
       [_] Waiver of Withdrawal Charges due to Nursing Home Confinement/Critical Illness
       [_] Base Certificate Enhancement Rider   (Minimum premium is 25,000 if this Rider is elected)
           This Rider is not available if Annuitant has received Nursing Home Care, Home         Health Care, Hospice Care,
           Respite Care,or Adult Day Care within one year preceding the Effective Date.
       [_] Other _________________________
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
12 Will this annuity replace or change any existing annuity or life insurance?
[_] Yes [_] No   If yes, please provide the information below as well as cost basis information
----------------------------------------------------------------------------------------------------------------------------------
Company Name                                Certificate Type          Certificate #            Cost Basis
                                                                                               $______________
----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
13 Special Requests

--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
14 Please Read Carefully and Sign Below
The following applies to each of the undersigned: To the best of my knowledge and belief, all statements and answers in this application are true and complete. I (we) acknowledge that John Hancock Life Insurance Company will not be liable for any loss in acting on any written or telephone instructions that are reasonably believed to be authentic. The annuity certificate will take effect as of its Effective Date if the Annuitant is living on that date and the required minimum premium has been made. Any check tendered is received subject to collection only. I (we) understand that the Annuity will be subject to a market value adjustment that may increase or decrease the Certificate Value if surrendered during a guarantee period. I (we) believe that the certificate will help me meet my/our financial objectives. If this annuity is for a corporation, business organization, or trust, I/we represent that the individual(s) signing below has/have the proper authority to enter into this annuity.

      Signature of Participant/Applicant:                                        Date:
     ___________________________________________________________________     _______________________________
      Signature of Joint Participant (if Applicable):                            City, State:

     ___________________________________________________________________     _______________________________
      Signature of Annuitant (if other than Participant):

     ___________________________________________________________________
--------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
For Representative(s) Use Only

Agent:  Do you have any reason to believe that any existing life insurance or annuity has been surrendered, withdrawn from, loaned against, changed or otherwise reduced in value or replaced in connection with this transaction assuming the annuity applied for will be issued on the life of the annuitant? [_] Yes [_] No

____________________________________________________________________________________________________________________________________
Registered Representative Signature                                   Signed at: City and State

____________________________________________________________________________________________________________________________________
Firm/Agency Name and Address                                          Firm/Agency No.

____________________________________________________________________________________________________________________________________
Print Name & Registered Representative (JH Rep) No./Certificate Code                       SSN   Telephone No.                  %

____________________________________________________________________________________________________________________________________
Print Name & Registered Representative (JH Rep) No./Certificate Code                       SSN   Telephone No.                  %

Please check one of the following Comm Options (Contact your Home Office for more information)
[[_] Option A   [_] Option B  [_] Option C]
------------------------------------------------------------------------------------------------------------------------------------

State Disclosures
[For all states except CO, CT, DC, KY, NJ, OH, OK, PA, TX and VA:

Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may be guilty of insurance fraud.

For Arizona Residents Only:

On written request, we are required to provide within a reasonable time, reasonable factual information regarding the benefits and provisions of the annuity certificate to your. If for any reason, you are not satisfied with the annuity certificate you may return it within ten days after the certificate is delivered and receive a refund of all monies paid. For variable annuity certificates, the refund shall equal the sum of the difference between the premiums paid, including any policy or certificate fees or other charges, and the amounts allocated to any separate accounts under the policy or certificate, and the value of the amounts allocated to any separate accounts under the policy or certificate on the date the returned certificate is received by the insurer or its agent.

For Connecticut Residents only:

Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud, as determined by a court of competent jurisdiction.

For District of Columbia Residents only:

WARNING: IT IS A CRIME TO PROVIDE FALSE OR MISLEADING INFORMATION TO AN INSURER FOR THE PURPOSE OF DEFRAUDING THE INSURER OR ANY OTHER PERSON. PENALTIES INCLUDE IMPRISONMENT AND/OR FINES. IN ADDITION, AN INSURER MAY DENY INSURANCE BENEFITS IF FALSE INFORMATION MATERIALLY RELATED TO A CLAIM WAS PROVIDED BY THE APPLICANT.

For Kentucky Residents only:

Any person who knowingly and with the intent to defraud any insurance company or other persons, submits an application or files a statement of claim containing any materially false information, or conceals for the purpose of misleading, information concerning any facts, material thereto, commits a fraudulent act, which is a crime.

For New Jersey Residents only:

Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.
For Ohio Residents only:

Any person who knowingly and with intent to defraud any insurance company or other persons, submits an application or files a claim containing any materially false information, or conceals for the purpose of misleading, information concerning any facts, material thereto, commits a fraudulent act, which is a crime.

For Oklahoma Residents only:

WARNING: Any person who knowingly and with intent to injure, defraud, or deceive any insurer, makes a claim for the proceeds of an annuity containing any false, incomplete or misleading information is guilty of a felony.

For Pennsylvania Residents only:

Any person who, knowingly and with intent to defraud any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

For Texas Residents only:

Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may be guilty of insurance fraud.

For Virginia Residents only:

Any person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated state law.]